First Amendment
to Second Amended and Restated
Loan and Subordinated Debenture Purchase Agreement

This First Amendment To the Second Amended and Restated Loan And Subordinated Debenture Purchase Agreement (this “Amendment”), dated September 28, 2007, is between JPMorgan Chase Bank, N.A. (“Lender), and German American Bancorp, Inc., an Indiana Corporation (“Borrower”).

Recitals:

1. The parties hereto have entered into that certain Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement, dated as of December 29, 2006, (the "2006 Loan Agreement").

2. The parties intend to amend the 2006 Loan Agreement in accordance with the terms and subject to the conditions set forth in this Amendment. As amended and modified by this Amendment, the 2006 Loan Agreement is referred to as the "Amended Loan Agreement."

3. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings give in the 2006 Loan Agreement.

Agreement:

Now, Therefore, in consideration of the mutual representations, warranties, covenants, and agreements, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Amendments.

      a. Recitals. The words “(the “Revolving Loan”)” shall be inserted at the end of Recital 2(b).

b. Definitions - “Revolving Loan Maturity Date”. The “Revolving Loan Maturity Date” shall be amended to mean September 30, 2008.

c. Capitalization Status. Section 4.2.1 (Capitalization Status) shall be deleted and replaced in its entirety with the following:

"Borrower shall at all times other than the Interim Period, and shall cause each of the Bank Subsidiaries at all times to, maintain a capital category status of "Well Capitalized," which means that at the end of each calendar quarter, the Borrower and each of the Bank Subsidiaries shall (i) have a total risk-based capital ratio of ten percent (10.0%) or greater, (ii) have a Tier 1 risk-based capital ratio of six percent (6%) or greater, (iii) have a leverage ratio of five percent (5.0%) or greater, and (iv) not be subject to any written agreement, order, capital directive or prompt corrective action directive issued by the applicable primary federal Governmental Agency. In addition, the Borrower at the end of each calendar quarter during the Interim Period, shall (i) have a total risk-based capital ratio of nine percent (9.0%) or greater, (ii) a Tier 1 risk-based capital ratio of six percent (6.0%) or greater, (iii) have a Tier 1 leverage ratio of five percent (5.0%) or greater, and (iv) not be subject to any written agreement, order, capital directive or prompt corrective action directive issued by the applicable primary federal Governmental Agency. All applicable capital and leverage ratios for the Borrower shall be as determined in accordance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure as established by Federal Reserve System. The "Interim Period" shall be defined as the period beginning on July 1, 2007 and ending on December 31, 2008. The Interim Period shall include the quarter ending December 31, 2008."

2. Representations and Warranties.

The Borrower represents and warrants to the Lender as follows:

a. No Event of Default has occurred and is continuing (or would result from the amendments contemplated by this Amendment).

b. The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by any Person (including any Governmental Agency) to be effective and enforceable.

c. This Amendment and the other Loan Documents (as amended by this Amendment) constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

d. All representations and warranties of the Borrower in the 2006 Loan Agreement are true and correct, except, for the purposes of this Amendment only, all references in (a) Section 3.4.2 (Subsidiaries) to “September 30, 2006” shall instead refer to “June 30, 2007”, (b) Section 3.4.3 (Financial Statements) and in Section 3.4.9 (Restriction) to “December 31, 2005” shall instead refer to “December 31, 2006”, and “September 30, 2006” shall instead refer to “June 30, 2007”, (c) Section 3.4.10 (No Material Adverse Change) to “December 31, 2005” shall instead refer to “December 31, 2006”, and (d) Section 3.4.11 (Reserve for Possible Loan and Lease Losses) references to “September 30, 2006” shall instead refer to “June 30, 2007”.

e. As of the date of this Amendment, the Borrower's obligations under the 2006 Loan Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right to recoupment, abatement or other claim.

3. Conditions.

a.  Notwithstanding anything to the contrary contained elsewhere in the Amended Loan Agreement, the obligation of the Lender to agree to the modifications contemplated by this Amendment shall be subject to the performance by the Borrower prior to the date on which this Amendment is executed of all of its agreements to have been performed under the 2006 Loan Agreement. The obligations to continue to make disbursements of proceeds under the Loans are, and shall remain, subject to the conditions precedent (a) set forth in the 2006 Loan Agreement, (b) that the representations and warranties set forth in this Amendment be true, accurate and complete as of the date of this Amendment, and (c) that Borrower shall have fully complied with all of its promises and covenants set forth in this Amendment.

b.  In addition to other conditions set forth in this Amendment and the 2006 Loan Agreement, including, without limitation, those applicable to the making of Loans, the obligations of the Lender under the Amended Loan Agreement shall be subject to the performance by the Borrower of all of its agreements to have been performed under the Amended Loan Agreement and to the receipt of the following, duly executed and dated the date of this amendment, and in form and substance satisfactory to the Lender and its counsel: a copy, certified by the Secretary or Assistant Secretary of the Borrower, of its Board of Directors' resolutions authorizing the execution, delivery, and performance of this Amendment and the Amended Loan Agreement.

c. Borrower shall pay or reimburse Lender for all of its reasonable out-of-pocket costs, expenses and attorneys’ fees incurred in connection with this Amendment, and the consummation of the transactions contemplated hereby, as agreed by the parties.

4. Additional Terms.

a. Acknowledgment of Indebtedness under the Amended Loan Agreement. The Borrower acknowledges, confirms and affirms it obligations and indebtedness to the Lender, as of the date of this Amendment without defense, setoff, or counterclaim, in the aggregate principal amounts provided for in the Loan Documents, including the Notes. The aggregate principal amount of the Revolving Loan evidenced by the Revolving Note outstanding as of the date of this Amendment is two million Dollars ($2,000,000). The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the 2006 Loan Agreement or the Loan Documents, nor constitute a waiver of any provision continued in such documents, except as specifically set forth in this Amendment.

b. The Amended Loan Agreement. All references in the Loan Documents and the 2006 Loan Agreement to the term "Agreement" shall be deemed to refer to the Amended Loan Agreement.

c. Amendment and 2006 Loan Agreement. This Amendment supplements and is by this Amendment made a part of the 2006 Loan Agreement, and the 2006 Loan Agreement and this Amendment shall from and after the date of this Amendment shall together constitute the Amended Loan Agreement. Except as otherwise set forth in this Amendment, the 2006 Loan Agreement shall remain in full force and effect.

d. Counterparts. This Amendment may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

e. Acknowledgments. The Borrower acknowledges that (i) it has been advised by counsel of its choice with respect to this Amendment, the Loan Documents and the transactions contemplated by this Amendment, and (ii) the obligations of the Lender hereunder shall be strictly construed and shall be expressly subject to the Borrower's compliance in all respects with the terms and conditions of the Amended Loan Agreement.

[signature page follows]

In Witness Whereof, the parties have executed this Amendment as of the date first written above.

JPMorgan Chase Bank, N.A.

By: /s/ John Spalding
John Spalding

Title: Senior Vice President

German American Bancorp, Inc.

By: /s/ Bradley M. Rust
Bradley M. Rust

Title: Senior Vice President and Chief Financial Officer